Exhibit n(ix) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                              class k shares exibit To
                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class K Shares will consist of (a) the issuance of Class K Shares as provided in the Plan of Reorganization between the Federated-Kaufmann Fund and the Kaufmann Fund, and (b) additional investments by former Kaufmann Fund shareholders and related persons. The principal underwriter, Federated Shareholder Services Co. and financial intermediaries through which shareholders acquire or hold Class K Shares may receive a shareholder service fee and may also receive additional payments for distribution and administrative services under a 12b-1 Plan. In connection with this arrangement, Class K Shares will bear the following fees and expenses:


Fees and Expenses      Maximum Amount Allocated Class K Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Redemption Fee         Up to 20 basis points (0.20%) of the proceeds of
                       any redemption or exchange
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Class K Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class K Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Class K Shares may be exchanged for Class A Shares of
                   any other Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


3.    REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class K Shares shall be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to Class K Shares redeemed or exchange by employer sponsored retirement plans.


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                                 Schedule of Funds
                              Offering class K Shares
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The Funds set forth on this  Schedule each offer Class K Shares on the terms set forth in the Class K Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.




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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Federated Equity Funds         Federated-Kaufmann Fund           0.50%
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